                                                                   Exhibit 9c(2)


             AMENDMENT NO.1 (this "Amendment"), dated as of October 16, 1997, to
                                   ---------
the Agreement (the "Agreement") dated as of October 14, 1997 by and between
                    ---------
NutraMax Products, Inc., a Delaware corporation (the "Company"), and Cape Ann
                                                      -------
Investors, L.L.C., a Delaware limited liability company (the "Purchaser"). All
                                                              ---------
capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

             1. The references to "78%" in the fifth line to ".78" in the seventh line of Section 2.2 of the Agreement are hereby amended, respectively, to read "77%" and ".77" and all references in the Agreement to the Other Purchasers are hereby amended to be a reference to three other purchasers, rather than two, as previously set forth in the Agreement.

             2. Except as expressly provided herein, the Agreement shall remain in full force and effect.

             IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Amendment as of the date first above written.

                                    NUTRAMAX PRODUCTS, INC.


                                    By: /s/ Donald E. Lepone
                                        ----------------------------------------
                                        Name: Donald E. Lepone
                                        Title: President/CEO


                                    CAPE ANN INVESTORS, L.L.C.


                                    By: Chilmark Fund II, L.P., its Managing
                                        Member


                                    By: Chilmark II, L.L.C., its General Partner


                                    By: /s/ Joel S. Friedland
                                        ----------------------------------------
                                        Name: Joel S. Friedland
                                        Title: Vice President